LIMITED POWER OF ATTORNEY


     The undersigned hereby appoints each of Kevin L. Lilly, Spencer Conard, Brian Webb and Lydia Myrick, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

     1. To execute and file with the Securities and Exchange Commission all statements regarding his beneficial ownership of securities of SPX Corporation filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934;

     2. To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

     None of Kevin L. Lilly, Spencer Conard, Brian Webb or Lydia Myrick shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is SPX Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

     Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

     This Power of Attorney is governed by Delaware law.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of SPX Corporation, unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by Kevin L. Lilly, Spencer Conard, Brian Webb or Lydia Myrick, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 28th day of June, 2006.

By: /s/ David P. Williams
        David P. Williams